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                                INTERACTIVE DATA
                                ---------------
                          FINANCIAL TIMES INFORMATION
                              100 WILLIAM STREET,
                                  15TH FLOOR,
                               NEW YORK, NY 10038
                            USA TEL: (212) 771-6551
                              FAX: (212) 771-6545


                                                                     Exhibit 4.1


February 26, 1999
Merrill Lynch, Pierce
Fenner & Smith, Inc.
Unit Investment Trust Division
P.O. Box 9051
Princeton, New Jersey 08543-9051
RE: The GNMA Fund Investment Accumulation Program, Inc.


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Gentleman:


    We have examined post-effective Amendment No. 24 to the Registration Statement on Form N-1A (File No. 2-60367) for the above captioned company. We hereby acknowledge that Interactive Data Corporation is currently acting as the evaluator for the company. We hereby consent to the use in the Amendment of the reference to Interactive Data Corporation, as evaluator.


    You are hereby authorized to file copies of this letter with the Securities and Exchange Commission.


Very truly yours,
James Perry
Vice President